Exhibit 8

Subsidiaries of StealthGas Inc.

Subsidiary	Jurisdiction
ARACRUZ TRADING LTD.	Marshall Islands

AURA GAS INC.	Marshall Islands

BALCAN PROFIT LIMITED	Malta

BALKAN HOLDING INC.	Marshall Islands

BARONESS HOLDINGS INC.	Marshall Islands

CANNES VIEW INC.	Marshall Islands

CARINTHIA INC.	Marshall Islands

CLEAN POWER INC.	Marshall Islands

CONTINENT GAS INC.	Marshall Islands

EAST PROPANE INC.	Marshall Islands

ECSTASEA INC.	Marshall Islands

EMPIRE SPIRIT LTD.	Marshall Islands

EMPRESS ENTERPRISES LTD	Marshall Islands

ENERGETIC PENINSULA LIMITED	Hong Kong

ESPACE INC.	Marshall Islands

EVOLUTION CRUDE INC.	Marshall Islands

FIGHTER GAS INC.	Marshall Islands

FINANCIAL POWER INC.	Marshall Islands

GASTECH INC.	Marshall Islands

GAZ DE BRAZIL INC.	Marshall Islands

GENEVE BUTANE INC.	Marshall Islands

ICELAND LIMITED	Malta

INTERNATIONAL GASES INC.	Marshall Islands

ITALIA TRADES INC.	Marshall Islands

JUNGLE INVESTMENT LIMITED	Malta

KING OF HEARTS INC.	Marshall Islands

LPGONE LTD.	Marshall Islands

LUCKYBOY INC.	Marshall Islands

MATRIX GAS TRADING LTD.	Marshall Islands

MR. ROI INC.	Marshall Islands

NORTHERN YIELD SHIPPING LIMITED	Cyprus

OCTOPUS GAS INC.	Marshall Islands

OXFORDGAS LTD.	Marshall Islands

PACIFIC GASES LTD.	Malta

PELORUS INC.	Marshall Islands

PETCHEM TRADING INC.	Marshall Islands

REVOLUTION INC.	Marshall Islands

RISING SUN INC.	Marshall Islands

SEMICHLAUS EXPORTS LTD.	Malta

SOLEIL TRUST INC.	Marshall Islands

SOUND EFFEX INC.	Marshall Islands

SPACEGAS INC.	Marshall Islands

STUDIO CITY INC.	Marshall Islands

STEALTHGAS INC.	Marshall Islands

TANKPUNK, INC.	Marshall Islands

TATOOSH BEAUTY INC.	Marshall Islands

TRANSGALAXY INC.	Marshall Islands

TRIATHLON INC.	Marshall Islands

VENTSPILS GASES LTD.	Malta